Exhibit 10.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO JMAR TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.
SECURED NON-CONVERTIBLE REVOLVING NOTE
          FOR VALUE RECEIVED, each of JMAR Technologies, Inc., a Delaware (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Three Million Dollars ($3,000,000), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on March 27, 2008 (the “Maturity Date”) if not sooner indefeasibly paid in full.
          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”).
          The following terms shall apply to this Secured Non-Convertible Revolving Note (this “Note”):
ARTICLE I
CONTRACT RATE
          1.1 Contract Rate. Subject to Sections 3.2 and 4.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to (A)(x) the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus (y) two percent (2.0%) (the interest rate referred to in the immediately preceding clauses (x) and (y), collectively, the “Cash Interest Rate”) plus (B) eight percent (8.0%) (the interest rate referred in this clause (B), the “Advance Interest Rate”) (the Cash Interest Rate plus the Advance Interest Rate are collectively referred to herein as the “Contract Rate”). The Cash Interest Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Interest shall be calculated on the basis of a 360 day year.

          1.2 Cash Portion of the Contract Rate. The interest accruing and payable on the Principal Amount of the Note at the Cash Interest Rate shall hereinafter be referred to as the “Cash Interest Portion”. The Cash Interest Portion shall be payable monthly, in arrears, commencing on April 1, 2006 and on the first business day of each consecutive calendar month thereafter (each, a “Repayment Date”) until and on the Maturity Date, whether by acceleration or otherwise.
ARTICLE II
ADVANCE INTEREST
          2.1 Advance Interest Portion of the Contract Rate. The interest accruing and payable on the Principal Amount of the Note at the Advance Interest Rate shall hereinafter be referred to as the “Advance Interest Portion.” The Advance Interest Portion shall (i) be nonrefundable and payable annually in advance (x) on the date hereof for the period from the date hereof to and including the date immediately preceding the date that is first anniversary of this and (y) on March 27, 2007 for the period from the date that is the first anniversary of this Note to and including the Maturity Date (each date referred to in the immediately preceding clauses (x) and (y), an “Advance Interest Portion Payment Date”) and be payable in warrants, as set forth below:
                                   (a) On the date hereof, the Company shall issue a ten year par value exercise price warrant to the Holder to purchase 218,181 shares of the Company’s Common Stock; and
                                   (b) On the date hereof, the Company shall also issue a ten year par value exercise price warrant to the Holder to purchase up to 240,000 shares of the Company’s Common Stock with the warrant being unvested on issuance and vesting on the first anniversary of this Note for a number of shares equal to (i) eight percent (8.0%) of the average daily balance outstanding under this Note for the twelve months period ending on the first anniversary of this Note divided by (ii) the greater of (x) $1.00 and (y) the average closing price of the Common Stock for the three trading days prior to the first anniversary of this Note.
ARTICLE III
EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS
          3.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.
          3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

          3.3 Default Payment. If an Event of Default occurs and is continuing, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”) due and payable within ten days after written notice from the Holder to the Company (“Default Notice Period”) of an Event of Default. If during the Default Notice Period, the Company cures the Event of Default, the Event of Default will no longer exist and any rights the Holder had pertaining to the Event of Default will no longer exist. If after the Default Notice Period, the Event of Default has not been cured, the Default Payment shall be immediately due and payable in an amount equal to one hundred ten percent (110%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes, the Security Agreement and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes.
ARTICLE IV
MISCELLANEOUS
          4.1 Cumulative Remedies. The remedies under this Note shall be cumulative.
          4.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          4.3 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective given (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.
          4.4 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

          4.5 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.
          4.6 Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.
          4.7 Governing Law, Jurisdiction and Waiver of Jury Trial.
                         (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
                         (b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT, EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

                         (c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.
          4.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.
          4.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.
          4.10 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Companies as more fully described in the Security Agreement and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Companies under this Note are guaranteed by certain Subsidiaries of the Companies pursuant to the Subsidiary Guaranty dated as of the date hereof.
          4.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.
          4.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register the Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).
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     IN WITNESS WHEREOF, each Company has caused this Secured Non-Convertible Revolving Note to be signed in its name effective as of this 28th day of March 2006.

JMAR TECHNOLOGIES, INC.

	By:	/s/ Dennis E. Valentine
Name: Dennis E. Valentine
Title: Chief Financial Officer

WITNESS:

/s/ Gary Klement

JMAR/SAL NANOLITHOGRAPHY, INC.

	By:	/s/ Dennis E. Valentine
Name: Dennis E. Valentine
Title: Chief Financial Officer

WITNESS:

/s/ Gary Klement

JSI MICROELECTRONICS, INC.

	By:	/s/ Dennis E. Valentine
Name: Dennis E. Valentine
Title: Chief Financial Officer

WITNESS:

/s/ Gary Klement

JMAR RESEARCH, INC.

	By:	/s/ Dennis E. Valentine
Name: Dennis E. Valentine
Title: Chief Financial Officer

WITNESS:

/s/ Gary Klement

EXHIBIT A
OTHER COMPANIES
JMAR/SAL NanoLithography, Inc.
JMAR Research, Inc.
JSI Microelectronics, Inc.